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                                                                    EXHIBIT 10.6

                              McKESSON CORPORATION

                                SUPPLEMENTAL PSIP

                                                         Effective June 30, 1989
                                     Amended and restated as of January 29, 2003

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                              McKESSON CORPORATION
                                SUPPLEMENTAL PSIP

                                     PURPOSE

This Plan is established to allow certain Company executives to elect to defer compensation which cannot be deferred under the McKesson Corporation Profit Sharing Investment Plan ("PSIP") because of limitations of tax laws and to provide for a Monthly Company Match and an Additional Company Match on those deferrals at a rate equivalent to the PSIP's "Monthly Matching Employer Contribution" and "Additional Matching Employer Contribution."

                                   ERISA PLAN

This Plan is an unfunded deferred compensation program for a select group of management or highly compensated employees of the Company. The Plan, therefore, is covered by Title I of ERISA except that it is exempt from Parts 2, 3, and 4 of Title I of ERISA.

                                  PARTICIPATION

         - Eligibility to Participate. The Administrator may, at his or her discretion, and at any time, and from time to time, select Company executives who may elect to participate in this Plan ("Eligible Executives"). Selection of Eligible Executives may be evidenced by the terms of the executive's employment contract with the Company, or by inclusion among the persons specified in writing by the Administrator. The Administrator may, at his or her discretion, and at any time, and from time to time, provide that executives previously designated as Eligible Executives are no longer Eligible Executives.

If the Administrator determines that an executive is no longer an Eligible Executive, he or she shall remain a Participant in the Plan until all amounts credited to his or her Account prior to such determination are paid out under the terms of the Plan (or until death, if earlier).

         - Election to Participate by Eligible Executives and Deferral Election. Each Eligible Executive may become a Participant in the Plan by electing to defer Compensation in accordance with the terms of this Plan. However, no Eligible Executive shall defer any Compensation under this Plan for the first Plan Year in which the Eligible Executive becomes eligible to make deferrals under this Plan unless his or her "Basic Contributions" under the PSIP made with respect to Compensation earned before November 1 of the Plan Year are limited by Code Sections 402(g) or 401(a) (17). If the Eligible Executive's "Basic Contributions" under the PSIP are not so limited by November 1 of the first Plan Year in which the Eligible Executive becomes eligible to elect deferrals under this Plan, then the Eligible Executive's deferral election for that Plan Year shall be void. An election to defer shall be in writing and shall be made at the time and in the form specified by the Administrator. As a condition of electing to defer Compensation under this Plan for a Plan Year, the Eligible Executive shall agree not to change (either by increasing or decreasing) the rate at which the Eligible Executive's compensation is reduced under Section 3.3 of the PSIP to make "Basic Contributions" under PSIP. On electing to defer Compensation under this Plan, the Eligible Executive shall be deemed to accept all other terms and conditions of this Plan.

All elections to defer amounts under this Plan shall be irrevocable and shall be made pursuant to an election executed and filed with the Administrator before the amounts so deferred are earned. An election to defer Compensation shall be made prior to the beginning of the Plan Year in

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which it is earned and shall become irrevocable on the December 31 preceding such Plan Year. However, if an executive becomes an Eligible Executive after the beginning of a Plan Year, he or she may make an election to defer Compensation for that Plan Year no later than 30 days after the date he or she becomes an Eligible Executive, and such election shall apply only to Compensation earned after the election is filed with the Administrator. An election filed in accordance with the provisions of the preceding paragraph shall be applicable to the Plan Year with respect to which it is made and shall continue for subsequent Plan Years until suspended or modified in a writing delivered by the Participant to the Administrator as set forth below. An election to suspend further deferrals or to increase or decrease the amount deferred under the Plan shall apply only to Compensation otherwise payable to the Participant after the end of the Plan Year in which the election is delivered to the Administrator.

         -        Relation to Other Plans.

                           - DCAP and DCAP II. An Eligible Executive may participate in this Plan and may also participate in the DCAP and DCAP II. However, no amounts may be deferred under this Plan which have been deferred under the DCAP or DCAP II or any other plan of the Company.

                           - Other Plans. For all other benefit programs maintained by the Company, amounts deferred by an Eligible Executive under this Plan shall, to the extent relevant, be treated in the same manner as amounts deferred under the DCAP and DCAP II, including, but not limited to, the definition of "Average Final Compensation" under the Executive Benefit Retirement Plan.

                               AMOUNTS OF DEFERRAL

         - PSIP Supplement. This Plan allows an Eligible Executive to defer Compensation, and receive credit for a Monthly Company Match and Additional Company Match, to the extent that such deferrals (and corresponding Monthly Company Match and Additional Company Match) cannot be made under the PSIP because of the limitations in Code Section 402(g) (limiting annual elective deferrals under the PSIP to $11,000, as adjusted from time to time under the Code) and Code Section 401(a)(17) (limiting the amount of annual compensation to be taken into account under the PSIP to $200,000, as adjusted from time to time under the Code).

         - Amount of Deferrals. As illustrated in Appendix A, an Eligible Executive may elect to defer under this Plan up to an amount equal to (a) minus (b), where:

                  (a) is the maximum rate of deferral for "Basic Contributions" under the PSIP multiplied by the Eligible Executive's Compensation, and

                  (b) is the maximum amount that the Eligible Executive is able to defer as a "Basic Contribution" under the PSIP, taking into account the limits of Code Sections 402(g) and 401(a)(17).

                                  COMPANY MATCH

         -        Eligibility.

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                  -        Monthly Company Match. A Monthly Company Match shall
                           be credited, with respect to each calendar month, to the Accounts of Eligible Executives who actually defer Compensation under this Plan for such calendar month.

                  - Additional Company Match. An Additional Company Match may be credited, with respect to each fiscal year of the Company ending March 31, to the Accounts of Eligible Executives who actually defer Compensation under this Plan with respect to such fiscal year and who are employed by the Company on March 31 of such fiscal year. An Eligible Executive shall be deemed to remain employed by the Company during an unpaid leave of absence covered by the federal Family Medical Leave Act. The requirement of employment on March 31 shall not apply to any Eligible Executive who terminates employment with the Company (i) due to retirement under the terms of the McKesson Corporation Retirement Plan, (ii) upon accumulating at least 65 "Payment Points" as defined in the PSIP, or (iii) due to permanent and total disability as determined under the PSIP. In this case, any Additional Company Match for the year of such Eligible Executive's termination of employment shall be credited to the Eligible Executive's Account hereunder as soon as practicable after the amount of that Additional Company Match is determined by the Company.

         -        Amount of Match.

                  - Monthly Company Match. The amount of the Monthly Company Match to be credited to the Account of an Eligible Executive for any calendar month shall be a percentage of the Eligible Executive's deferrals under this Plan for the calendar month. This percentage shall be the same percentage as the "Monthly Matching Employer Contribution" (as defined in the PSIP) percentage that would have been credited to the Eligible Executive's PSIP account if the Eligible Executive's deferrals under this Plan had been made under the PSIP. In determining this amount, the Administrator shall take into account the different "Monthly Matching Employer Contribution" rates that may apply.

                  - Additional Company Match. The amount of the Additional Company Match to be credited to the Account of an Eligible Executive for any Plan Year shall be a percentage of the Eligible Executive's deferrals under this Plan for the Plan Year. This percentage shall be the same percentage as the "Additional Matching Employer Contribution" (as defined in the PSIP) percentage that would have been credited to the Eligible Executive's PSIP account if the Eligible Executive's deferrals under this Plan had been made under the PSIP. In determining this amount, the Administrator shall take into account the different "Additional Matching Employer Contribution" rates that may apply.

                        PAYMENT OF DEFERRED COMPENSATION

         - Book Account and Interest Credit. Both Compensation deferred by a Participant and any Monthly Company Match or Additional Company Match for the benefit of a Participant shall be credited to a separate bookkeeping account maintained for such Participant (the "Account"). Earnings shall be credited to each Account (both on the

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                  Participant's deferrals and on any Monthly Company Match or
                  Additional Company Match credited to the Participant's Account hereunder) at a rate equal to the amount earned during that same period by amounts invested under the PSIP's Certus Stable Value Fund investment option. Interest shall be credited to each Account as of the end of each business day.

         -        Vesting.

                           (a)      A Participant shall be 100% vested at all
times in the value, of the Participant's elective deferrals and earnings thereon credited to the Participant's Account.

                           (b)      A Participant shall vest in the amounts of
Monthly Company Match and the Additional Company Match and earnings thereon credited to the Participant's Account at the same time and in the same manner as if these amounts were "Monthly Matching Employer Contributions" or "Additional Matching Employer Contributions" under the PSIP and as if the rules of the PSIP concerning vesting applied to such amounts. For this purpose, any Monthly Company Match shall be deemed to be credited to an Account as of the last day of the calendar month with respect to which such Monthly Company Match is determined and any Additional Company Match shall be deemed to be credited to an Account as of the March 31 with respect to which such Company Match is determined. Any amounts that would be forfeited under the rules of the PSIP applicable to "Monthly Matching Employer Contributions" or "Additional Matching Employer Contributions" under the PSIP shall be forfeited hereunder. Any forfeiture under this Plan of any portion of the Monthly Company Match or the Additional Company Match credited to a Participant's Account shall eliminate any obligation of the Company to pay the forfeited amount hereunder.

         - Election of Methods of Payment. A Participant shall elect in writing, and file with the Administrator, a method of payment of benefits under this Plan from the following methods based upon the nature of the Payment Event. Once such an election is made, a Participant may alter the method of payment or the timing of receipt of amounts deferred under the Plan by a writing filed with the Administrator, provided that such alteration is made at least one year prior to the earliest date the Participant could have received distribution of such amounts under a previous election and does not provide for the receipt of such amounts earlier than one year from the date of alteration.

                           (a)      If the Payment Event is due to the
Participant's retirement or permanent and total disability as defined under the PSIP, the Participant may choose one of the following payment methods:

                                        -     Payment of the vested amounts
                                              credited to the Participant's
                                              Account in any specified number
                                              of approximately equal annual
                                              installments, not in excess of
                                              the number of whole years
                                              remaining of the Participant's
                                              life expectancy, determined as of
                                              his or her Payment Event and
                                              based upon the mortality tables
                                              then in use under the McKesson
                                              Corporation Retirement Plan, the
                                              first installment to be paid at a
                                              designated interval following the
                                              Payment Event.

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                                        -     Payment of the vested amounts
                                              credited to the Participant's
                                              Account in a single lump sum upon
                                              the occurrence of the Payment
                                              Event.

                           (b)      If the Payment Event occurs as a result of
the termination of the Participant's employment with the Company, and such termination is not due to the Participant's death or one of the Payment Events described above, payment of the vested amounts credited to the Participant's Account shall be made in a single lump sum upon the occurrence of the Payment Event.

                                    (If any Monthly Company Match or Additional
Company Match is payable under Section E hereunder, that amount may be paid separately and at a later date as provided in such section.)

         - Date Payment Occurs. Payment shall be made or commence as soon as reasonably practicable after the earliest Payment Event occurs.

                                BENEFITS ON DEATH

         - Death of Participant. Each Participant shall make an election at the time of any election to defer Compensation under the Plan of the time and manner in which any amount remaining in the Participant's Account at the time of the Participant's death shall be paid to his or her Beneficiary. Such election shall be made in writing and filed with the Administrator. Benefits shall be paid in one of the methods specified in Section F.3. The Participant may modify such election at any time up until the date of the Participant's death in a writing filed with the Administrator. In addition, within one year following the death of the Participant the Beneficiary may elect to receive payment in a lump sum; provided, however, that such election shall not take effect until 12 months after the date it is made, and payment otherwise scheduled to be made in that 12-month period shall be made on schedule. The Administrator may, at his or her discretion, distribute all benefits to a Beneficiary in a single payment if the value of the Account is less than $5,000 on the date of death of the Participant.

         - Designation of Beneficiary. A Participant may designate any person or entity as his or her Beneficiary, but may not designate more than one person or any person that is not a natural person without the approval of the Administrator. Designation shall be in writing and shall become effective only when filed with (and, if appropriate, approved by) the Administrator. Such filing must occur before the Participant's death. A Participant may change the Beneficiary, from time to time, by filing a new written designation with (and, if appropriate, approved by) the Administrator.

                           If the Participant fails to effectively designate a
Beneficiary in accordance with the Administrator's procedures or the person designated by the Participant is not living at the time the distribution is to be made, then his or her Beneficiary shall be his or her beneficiary under the PSIP.

                                SOURCE OF PAYMENT

Amounts paid under this Plan shall be paid from the general funds of the Company, and each Participant and his or her Beneficiaries shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any

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obligations hereunder. Nothing contained, in this Plan shall be deemed to create a trust of any kind for the benefit of any Participant or Beneficiary, or create any fiduciary relationship between the Company and any Participant or Beneficiary with respect to any assets of the Company.

                                  MISCELLANEOUS

         - Withholding. Each Participant and Beneficiary shall make appropriate arrangements with the Company for the satisfaction of any federal, state, or local income tax withholding requirements and Social Security or other employment tax requirements applicable to the payment of benefits under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

         - No Assignment. The benefits provided under this Plan may not be alienated, assigned, transferred, pledged, or hypothecated by any person, at any time. These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments or executions.

         - Applicable Law; Severability. The Plan hereby created shall be construed, administered, and governed in all respects in accordance with ERISA and the laws of the State of California to the extent that the latter are not preempted by ERISA. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.

         - No Right to Continued Employment, Etc. Neither the establishment or maintenance of the Plan nor the crediting of any amount to any Participant's Account, nor the designation of an executive as an Eligible Executive, shall confer upon any individual any right to be continued as an employee of the Company or shall affect the right of the Company to terminate any executive's employment or change any terms of any executive's employment at any time.

                           ADMINISTRATION OF THE PLAN

         - In General. The Plan Administrator shall be the Senior Vice President, Human Resources and Administration of the Company. If the Senior Vice President, Human Resources and Administration is a Participant, any discretionary action taken as Administrator which directly affects him or her as a Participant shall be specifically approved by the Compensation Committee. The Compensation Committee shall have authority and responsibility to interpret the Plan and shall adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties who have or claim any interest in the Plan.

         - Elections and Notices. All elections and notices made under this Plan shall be in writing and filed with the Administrator at the time and in the manner specified by him or her. All elections to defer under this Plan shall be irrevocable.

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                      AMENDMENT OR TERMINATION OF THE PLAN

A majority of the Outside Directors may at any time, and from time to time, amend the Plan. Such action shall be prospective only and shall not adversely affect the rights of any Participant or Beneficiary to any benefit previously earned under the Plan. A majority of the Outside Directors may increase or decrease the interest rate credited to Compensation previously deferred but the rate shall not be reduced for periods prior to such action. A majority of the Outside Directors may at any time terminate the Plan; thereupon all amounts credited to the Participant's Account for periods preceding the termination date, plus interest credited thereon, shall promptly be paid, on termination, in single sums to the respective Participants or Beneficiaries entitled thereto.

                                   DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings indicated:

         -        "Account" shall mean the Account specified in Section F.l.

         - "Additional Company Match" shall mean, with respect to any Plan Year, the amount credited to the Account of an Eligible Employee in accordance with Section E.1(b).

         -        "Administrator" shall mean the person specified in Section
                  J.l.

         - "Beneficiary" shall mean the person or entity described by Section G.3.

         - "Board" shall mean the Board of Directors of McKesson Corporation, a Delaware corporation.

         - "Code" shall mean the Internal Revenue Code of 1986, as amended.

         - "Company" shall mean McKesson Corporation, a Delaware corporation, and any of the corporations or other business entities subsidiary to or affiliated with it, whose employees are authorized to participate in the Plan.

         -        "Compensation" shall mean "Compensation" as defined in Section
                  17.17 of the PSIP; provided, however, that Compensation for purposes of this Plan shall be determined without regard to the limit of Section 401(a)(17).

         - "Compensation Committee" shall mean the Compensation Committee of the Board.

         - "DCAP" shall mean the McKesson Corporation Deferred Compensation Administration Plan.

         - "DCAP II" shall mean the McKesson Corporation Deferred Compensation Administration Plan II.

         - "Eligible Executive" shall mean an employee of the Company who is eligible to participate in this Plan under Section C.

         - "ERISA" shall mean the Employee Retirement Income security Act of 1974, as amended.

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         -        "Monthly Company Match" shall mean, with respect to a calendar month, the amount credited to the Account of an Eligible Executive in accordance with Section E.1(a).

         - "Outside Directors" shall mean those members of the Board who are not employees of the Company and who have not deferred under this Plan Compensation earned as an employee.

         - "Participant" shall be any Company executive for whom amounts are credited to an Account under this Plan. Upon his or her death, his or her Beneficiary shall be a Participant until all amounts are paid out of his or her Account.

         -        "Payment Event"

                           (a)      For any Participant shall mean the earliest
of the following: retirement from the Company, death, other termination of employment with the Company, or permanent and total disability as determined under the PSIP. If a subsidiary or affiliate of McKesson Corporation ceases to be a Company, and the Participant is employed by that subsidiary or affiliate, such Participant shall be treated as having terminated such Participant's employment with the Company upon such event.

                           (b)      With respect to every Participant who has so
elected, Payment Event also shall mean a Change in Control as defined in DCAP
II.

         -        "Plan" shall mean the McKesson Corporation Supplemental PSIP.

         -        "Plan Year" or "Year" shall mean the calendar year.

         - "PSIP" shall mean the McKesson Corporation Profit-Sharing Investment Plan, as amended from time to time.

Executed as of January 29, 2003.

McKESSON CORPORATION

By ___________________________________________
   Paul E. Kirincic
   Senior Vice President, Human Resources and Administration

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                                   APPENDIX A

                        Examples of Deferrals under Plan

The following examples illustrate the extent to which a Participant could make deferrals under this Plan. The examples assume that the applicable deferral limit under Section 402(g) of the Code is $11,000 and that the applicable compensation limit under section 401(a)(17) of the Code is $200,000. The examples further assume that the Participant is not eligible to make "catch-up contributions" under the PSIP.

1.       Example 1

E's Compensation for the Plan Year is $200,000. At all times during the Plan Year E has elected to make Basic Contributions under PSIP at the rate of 6% of his Compensation. Because of section 402(g) of the Code, E may only defer $11,000 under PSIP during the Plan Year instead of $12,000 (i.e., .06 X $200,000). Accordingly, E may defer $1,000 for the Plan Year under the Plan (i.e., $12,000 - $11,000).

The Monthly Matching Employer Contribution under PSIP for the PSIP plan year in which E's deferrals are made under this Plan is 50%. Accordingly, E's Account will be credited with a Monthly Company Match of $500 (i.e., .50 X $1,000).

The Additional Matching Employer Contribution under PSIP for the PSIP plan year in which E's deferrals are made under this Plan is 25%. Accordingly, E's Account will be credited with an Additional Company Match of $250 (i.e., .25 X $1,000).

2.       Example 2

E's Compensation is $350,000. E elects to make Basic Contributions under PSIP at the rate of 2% of his Compensation. Section 402(g) of the Code would not limit E's Basic Contributions (2% of $350,000 equals $7,000), even in the absence of any compensation limit. However, because Section 401(a)(17) of the Code limits the amount of E's compensation which may be considered by PSIP to $200,000, E's Basic Contributions for the year are limited to $4,000 (2% of $200,000). Accordingly, E may defer $3,000 (2% of his Compensation in excess of $200,000) into this Plan. This deferral will then be eligible for a Monthly Company Match and an Additional Company Match based on the PSIP's "Monthly Matching Employer Contribution" and "Additional Matching Employer Contribution" for the relevant PSIP calendar months and plan year.

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                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
A.    PURPOSE..................................................................................................     1

B.    ERISA PLAN...............................................................................................     1

C.    PARTICIPATION............................................................................................     1
         1.    Eligibility to Participate......................................................................     1
         2.    Election to Participate by Eligible Executives and Deferral Election............................     1
         3.    Relation to Other Plans.........................................................................     2
                  (a)      DCAP and DCAP II....................................................................     2
                  (b)      Other Plans.........................................................................     2

D.    AMOUNTS OF DEFERRAL......................................................................................     2
         1.    PSIP Supplement.................................................................................     2
         2.    Amount of Deferrals.............................................................................     2

E.    COMPANY MATCH............................................................................................     2
         1.    Eligibility.....................................................................................     2
                  (a)      Monthly Company Match...............................................................     3
                  (b)      Additional Company Match............................................................     3
         2.    Amount of Match.................................................................................     3
                  (a)      Monthly Company Match...............................................................     3
                  (b)      Additional Company Match............................................................     3

F.    PAYMENT OF DEFERRED COMPENSATION.........................................................................     3
         1.    Book Account and Interest Credit................................................................     3
         2.    Vesting.........................................................................................     4
         3.    Election of Methods of Payment..................................................................     4
         4.    Date Payment Occurs.............................................................................     5

G.    BENEFITS ON DEATH........................................................................................     5
         1.    Death of Participant............................................................................     5
         2.    Designation of Beneficiary......................................................................     5

H.    SOURCE OF PAYMENT........................................................................................     5

I.    MISCELLANEOUS............................................................................................     6
         1.    Withholding.....................................................................................     6
         2.    No Assignment...................................................................................     6
         3.    Applicable Law; Severability....................................................................     6
         4.    No Right to Continued Employment, Etc...........................................................     6

J.    ADMINISTRATION OF THE PLAN...............................................................................     6
         1.    In General......................................................................................     6
         2.    Elections and Notices...........................................................................     6

K.    AMENDMENT OR TERMINATION OF THE PLAN.....................................................................     7

L.    DEFINITIONS..............................................................................................     7
         1.    "Account".......................................................................................     7
         2.    "Additional Company Match"......................................................................     7

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                          PAGE
                                                                                                          ----
3.    "Administrator".................................................................................     7
4.    "Beneficiary"...................................................................................     7
5.    "Board".........................................................................................     7
6.    "Code"..........................................................................................     7
7.    "Company".......................................................................................     7
8.    "Compensation"..................................................................................     7
9.    "Compensation Committee"........................................................................     7
10.   "DCAP"..........................................................................................     7
11.   "DCAP II".......................................................................................     7
12.   "Eligible Executive"............................................................................     7
13.   "ERISA".........................................................................................     7
14.   "Monthly Company Match".........................................................................     8
15.   "Outside Directors".............................................................................     8
16.   "Participant"...................................................................................     8
17.   "Payment Event".................................................................................     8
18.   "Plan"..........................................................................................     8
19.   "Plan Year" or "Year"...........................................................................     8
20.   "PSIP"..........................................................................................     8
APPENDIX A............................................................................................     9
Examples of Deferrals Under Plan......................................................................     9

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